Exhibit 3.1

AMENDED AND RESTATED CERTFICATE OF INCORPORATION
OF
LONG BEACH ACCEPTANCE CORP.

The undersigned Corporation does hereby certify as follows:

1.    The name of the Corporation is Long Beach Acceptance Corp., the name under which it was originally incorporated.

2.    The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 28, 1995.

3.    This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4.    The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

NAME OF CORPORATION

The name of this Corporation is Long Beach Acceptance Corp.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at the address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

4.01    Number, Classes and Par Value of Shares. The Corporation is authorized to issue two classes of stock designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares of stock that the Corporation is authorized to issue is 110,000. The number of shares of Common Stock that the Corporation is authorized to issue is 10,0000 and the number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000. All shares of Common Stock and Preferred Stock shall have a par value of $.01 per share.

4.02    Designation of Series of Preferred Stock by Board of Directors. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby granted the express authority to fix by resolution or resolutions the designations and number of shares constituting any such series and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the voting powers, dividend rights, conversion rights, redemption rights and liquidation preferences, of any series of shares of Preferred Stock, and to increase or decrease the number of authorized shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the authorized number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be released except as otherwise provided by applicable law or the applicable certificate of designation.

4.03    Series A Preferred Stock. The first series of Preferred Stock authorized hereby shall be designated the “Series A Preferred Stock” and shall consist of 19,000 shares, $.01 par value. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding. Fractional shares of Series A Preferred Stock may be issued. The rights, preferences, privileges and restrictions of the Series A Preferred Stock shall be as set forth below.

(a)    Dividend Rate.

(1)    Dividends of the shares of Series A Preferred Stock shall accrue from the date of their original issue at a rate of $10.00 per annum per share and no more. Such dividends shall be cumulative from the date of such original issue and shall accrue and be payable quarterly; when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, on February 1, May 1, August 1, and November 1 of each year (each such date being hereinafter individually a “Quarterly Dividend Payment Date” and collectively the “Quarterly Dividend Payment Dates”), with the first Quarterly Dividend Payment Date being February 1, 1997. If any Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday, then such dividend shall be paid on the next business day following such Quarterly Dividend payment Date. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the books of the Corporation on the record date, not exceeding 39 days prior to the Quarterly Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

(2)    Notwithstanding paragraph (1) of this Section (a), for purposes of the initial distribution, the dividend shall be calculated as if 14,00 share of the Series A Preferred Stock had be issued on, and the dividends began accruing from, December 31, 1995 and 5,000 shares had been issued on, and the dividends began accruing from, March 31, 1996 (even though said dates may not reflect the date of the Series A Preferred Stock’s original issue).

(3)    Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Series A Preferred Stock for any period of the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Preferred Stock, unless a dividends sufficient to cure such default shall be contemporaneously declared and paid.

(4)    Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and pain on the Series A Preferred Stock through the last Quarterly Dividend Payment Date. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other Preferred Stock bear to each other. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(5)    So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than (i) a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or (ii) as provided in paragraph (3) of this Section (a)), shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation unless the full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or contemporaneously are declared and paid through the last Quarterly Dividend Payment Date.

(6)    Dividends payable on the Series A Preferred Stock for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

(b)    Liquidation.

(1)    Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of affairs of the Corporation (a “Liquidation”), holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding (the “Liquidation Value”), plus an amount equal to all accrued but unpaid dividends (whether or not declared) on each such share, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of capital stock of the Corporation ranking as to assets subordinate to the Series A Preferred Stock. After payment to the holders of Series A Preferred Stock of the amount to which such holders are entitled as set forth above, the holders of the Series A Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

(2)    Partial Payment. If upon any Liquidation, the assets of the Corporation distributable as aforesaid among the holders of the Series A Preferred Stock and all other series of Preferred Stock ranking as to assets pari pasu to such series shall be insufficient to permit the payment to them of the full preferential amounts to which they are entitled, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the Series A Preferred Stock and other Preferred Stock ranking as to the assets pari passu to the Series A Preferred Stock in proportion to the sum of their respective per share liquidation values, until payment in full of such amount per share.

(3)    Remaining Assets. After payment or distribution to the holders of the Series A Preferred Stock of the full amounts set forth in Section (b)(1) above, the holders of the Common Stock and other Preferred Stock ranking as to the assets junior to the Series A Preferred Stock then outstanding shall be entitled to receive ratably all remaining assets of the Corporation to be distributed.

(4)    Reorganization. Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation for the purposes of this Section (b).

(5)    Fractional Shares. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock.

(c)    Redemption. The Corporation shall have the right, at its sole option and election, out of funds legally available therefore, to redeem shares of Series A Preferred Stock, in whole or in part at any time and from time to time, at a redemption price equal to $100.00 per share (the “Redemption Price”), plus any accrued but unpaid dividends thereon to the date fixed for redemption.

(d)    Procedures for Redemption.

(1)    In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata, as may be determined by the Board of Directors of the Corporation, from the shares of Series A Preferred Stock outstanding as of the close of business on the day prior to the date on which notice is mailed pursuant to paragraph (2) below.

(2)    In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 days nor more than 60 days prior to the redemption date, to each holder of record, as of the close of business on the day prior to the date on which such notice is mailed, of the shares to be redeemed at such holder’s address as the same appears on the stock register of the Corporation, provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed except as to any holder to whom the Corporation has failed to give said notice and except as to any holder whose notice was defective. Each such notice shall state (i) the scheduled “Redemption Date” (as defined in paragraph (3) below), (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed from such holder, the number of shares to be redeemed and, if less than all the shares held by a holder are to be redeemed from such holder, the number of shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date, and (vi) any other information required by applicable laws or regulations.

(3)    From and after the date upon which the Redemption Price is paid to the holders of the Series A Preferred Stock or, as relevant, deposited by the Corporation with the transfer agent with instructions immediately to make payment against delivery of duly endorsed certificates (the “Redemption Date”), all rights of the holders of shares of Series A Preferred Stock, as stockholders of the Corporation shall cease and terminate pertaining to the shares redeemed. Upon surrender in accordance with said notice of the certificates for any shares so Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In case fewer than al the shares represented by any such certificate are redeemed, a new certificate shall promptly be issued representing by any such certificate are redeemed, a new certificate shall promptly be issued representing the unredeemed shares without cost to the holder thereof.

(e)    Voting Rights. The holders of record of shares of Series A Preferred Stock shall be entitled to any voting rights except as provided by applicable law.

(f)    Conversion. The holders of shares of Series A Preferred Stock shall have no conversion rights.

(g)    Reporting Requirements. So long as any shares of the Series A Preferred Stock are outstanding:

(1)    If the Corporation is not subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the Corporation shall send to holders of the Series A Preferred Stock, by first class mail, postage prepaid, to their respective addresses as the same shall appear on the stock register of the Corporation, such financial statements, including any notes thereto (and with respect to any annual financial statements, an auditor’s report by a firm of established reputation), as the Corporation may send to holders of its Common Stock.

(2)    If the Corporation is required to or does furnish annual or quarterly reports to any of its stockholders pursuant to the Securities Exchange Act or the Corporation elects to send such reports, the Corporation shall send the same to holders of the Series A Preferred Stock, by first class mail, postage prepaid, to their respective addresses as the same shall appear on the stock register of the Corporation.

(h)    Consents. So long as any shares of Series A Preferred Stock shall be outstanding, the approval of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, shall be required for (a) the authorization of any shares of any class or series of stock of the Corporation having parity with or any preference or priority over Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation (“Senior Securities”), (b) the reclassification of any shares of stock of the Corporation into shares of Series A Preferred Stock, (c) the authorization of any security of the Corporation exchangeable for, convertible into, or evidencing the right to purchase any Series A Preferred Stock, (d) reissue of any Series A Preferred Stock, and (e) the amendment, alteration or repeal of this Certificate to alter or change the preferences, privileges, rights or powers of the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, provided, however, that without the approval of each holders of Series A Preferred Stock affected, such amendment or change may not (i) reduce the Liquidation Value, (ii) reduce the Redemption Price or (iii) make any change in this Section 9.

(i)    Definitions. For the purposes of the foregoing provisions, the term “outstanding,” when used in reference to shares of Series A Preferred Stock, shall mean issued shares, excluding shares held by the Corporation or any subsidiary thereof and shares called for redemption, funds for the redemption of which shall have been deposited in trust.

ARTICLE V

BOARD OF POWER REGARDING BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation.

ARTICLE VI

ELECTION OF DIRECTORS

Elections of directors need not be written ballot unless the By-Laws of the Corporation shall so provide.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted, by the Delaware General Corporation Law as the same exist or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VII at the time of such repeal or modification.

ARTICLE VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

CREDITOR COMPROMISE OR ARRANGEMENT

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of title 8 of the Delaware Code or order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class or stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the undersigned Corporation has executed this Amended and Restated Certificate of Incorporation effective as of January 15, 1997.

LONG BEACH ACCEPTANCE CORP.

By:	/s/ Kevin T. Riordan,
Kevin T. Riordan, President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LONG BEACH ACCEPTANCE RECEIVABLES CORP.

Long Beach Acceptance Receivables Corp., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. Article VIII of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“Article VIII. Independent Directors. At all times at least two directors of the Corporation shall be Independent Directors.

“Independent Director” shall mean a director of the Corporation (a) who shall at no time be, or have been, a director, officer, stockholder, associate, customer or supplier of, be employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in the Corporation or any Affiliate thereof (excluding such director’s position as a director and any compensation received by such director in such capacity), and (b) who shall at no time be, or have been, a director, officer, stockholder, associate, customer or supplier of, employed by, or hold or held at any time (directly or indirectly) any beneficial economic interest in any person holding (directly or indirectly) a beneficial economic interest in the Corporation or any Affiliate thereof. “Affiliate” shall mean any entity other than the Corporation (i) which owns beneficially, directly or indirectly, 5% or more of the outstanding shares of Common Stock of the Corporation, or (ii) of which 5% or more of the outstanding shares of its Common Stock is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above, as the term “control” is defined under Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405; provided, however, that for purposes of the definition of Independent Director, an Affiliate shall not include any special purpose subsidiary of Long Beach Acceptance Corp. or any of its affiliates, whether now existing or hereafter formed, whose certificate of incorporation contains substantially similar restrictions or requirements as included in Articles III, VIII, XIII, XV, and XVI of the Corporation’s certificate of incorporation .

2. The amendment set forth has been duly approved by the Directors of the Corporation and by the Stockholders of the corporation.

3. The amendment set forth was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The foregoing amendment of Certificate of Incorporation has been duly approved by the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation law.

IN WITNESS WHEREOF, I, the undersigned being the Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts stated are true, and accordingly have hereunder set my hand, as of this 17th day of May, 2004

/s/ George S. Ginsberg
George S. Ginsberg, Secretary